UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2011

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

On August 5, 2011, Sunstone Hotel Investors, Inc. (the “Company”) appointed Kenneth E. Cruse as the Company’s Chief Executive Officer and a director of the Company, effective August 5, 2011. In connection with this appointment, Mr. Cruse received a grant of 327,225 shares of restricted stock, (a) of which sixty percent (60%) of such shares (or 196,335 shares) are subject to a time-based, pro-rata vesting requirement commencing on the third anniversary of the grant date (i.e., 33% (or 65,445 shares) will vest on each of the third, fourth and fifth anniversary of the grant date), and (b) the remaining forty percent (40%) of such shares (or 130,890 shares) are subject to performance-based, cliff vesting on the fifth anniversary of the grant date, depending on satisfaction of three measures: Absolute total stockholder return (or “TSR”), Relative TSR and Debt/EBITDA.

Absolute TSR means an absolute total stockholder return, which is measured by the Company’s share price growth plus dividends paid on its common stock from and after August 5, 2011. It is set at three levels—threshold, target and high. Shares vest depending on the annualized return achieved and are interpolated between the vesting percentages, as follows:

Absolute TSR	Shares Vesting
Less than 10%	0
Threshold = 10%	50% (or 21,815 shares)
Target = 12.5%	75% (or 32,723 shares)
High = 15%	100% (or 43,630 shares)

Relative TSR is a relative stockholder return, which is measured by the Company’s total stockholder return relative to companies in the NAREIT Equity Index from and after August 5, 2011. It is set at three levels—threshold, target and high. Shares vest based on the annualized return achieved and are interpolated between the vesting percentages, as follows:

Relative TSR	Shares Vesting
Less than 50 bps above index return	0
Threshold = 50 bps above index return	50% (or 21,815 shares)
Target = 200 bps above index return	75% (or 32,723 shares)
High = 500 bps above index return	100% (or 43,630 shares)

Debt/EBITDA is the ratio of the Company’s total net debt to the Company’s reported Adjusted EBITDA for the quarter end immediately prior to August 5, 2016. It is set at three levels—threshold, target and high. Shares vest based on the ratio achieved and are interpolated between the vesting percentages, as follows:

Debt/EBITDA	Shares Vesting
Greater than 5x	0
Threshold = 5x	50% (or 21,815 shares)
Target = 4x	75% (or 32,723 shares)
High = 3x	100% (or 43,630 shares)

Pursuant to Mr. Cruse’s employment agreement, in the event of a change in control, all shares of Mr. Cruse’s unvested restricted stock shall immediately vest. Information related to Mr. Cruse’s employment agreement is contained in the Company’s form 10-Q filed with the Securities and Exchange Commission on August 6, 2010, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: August 8, 2011	By:	/s/ John V. Arabia
John V. Arabia Principal Financial Officer and Duly Authorized Officer